Exhibit 16.1


                                     [LOGO]
            Textron Financial Corporation, Subsidiary of Textron Inc.

                                 THIRD AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

         This Third Amendment to Loan and Security Agreement (the "Amendment") is executed as of November 10, 2004 (the "Effective Date"), by and between GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation ("Borrower"), and TEXTRON FINANCIAL CORPORATION, a Delaware corporation ("Lender").

                                    RECITALS

         A. Lender and Borrower have established a discretionary revolving credit facility pursuant to that certain Loan and Security Agreement dated as of May 27, 2003, as may have been previously amended, modified or supplemented (the "Agreement"). All documents, agreements and/or instruments executed in connection with the Agreement are hereinafter collectively referred to as the "Transaction Documents."

         B. Lender and Borrower wish to amend certain provisions of the Agreement, as provided in this Amendment.

                                    AGREEMENT

         In reliance on the representations, warranties and covenants of Borrower set forth in the Agreement, as hereby amended, Lender and Borrower agree as follows:

         1. Capitalized terms not defined in this Amendment shall have the definitions given to them in the Agreement, where applicable, or the Uniform Commercial Code of the State of Rhode Island (the "UCC"), as the same may be amended from time to time. If there are conflicting definitions in the Agreement and the UCC, the definition in the Agreement shall control.

         2. From and after the Effective Date, the Agreement is amended to insert "Employment Contract" as a defined term in the Definitions section as follows:

                  "Employment Contract" means the Second Amended and Restated Employment Agreement effective October 13, 2003 by and between Borrower and Angelo S. Morini, and the Separation and Settlement Agreement dated July 8, 2004 by and between Borrower and Christopher J. New.

         3. The parties to this Amendment acknowledge and agree that the security interests created pursuant to the Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. Without limiting the generality of the foregoing, the parties expressly do not intend to extinguish any security interest created by the Agreement or the Transaction Documents.



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         4. Borrower hereby represents and warrants to Lender as follows: (a)
except as disclosed in that certain letter dated the date hereof from Borrower to Lender, the Representations and Warranties contained in Article V of the Agreement are true and correct as of the date of this Amendment; (b) the execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any third person party in order to be effective and enforceable; and (c) the Agreement, as amended, constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defense, counterclaim, recoupment or offset.

         5. This Amendment shall not be effective until each party named on the signature pages of this Amendment shall have executed and delivered a counterpart of this Amendment to the other party.

         6. Except as expressly amended in this Amendment, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect without further modification or amendment. This Amendment shall be deemed incorporated into, and made a part of, the Agreement.

         7. This Amendment, together with the Agreement, contains the entire and exclusive agreement of the parties with reference to all matters discussed in this Amendment, and this Amendment supersedes all prior drafts and communications with respect thereto.

         The undersigned, pursuant to due authority, have caused this Amendment to be executed as of the date set forth above.

LENDER:                                   BORROWER:
TEXTRON FINANCIAL CORPORATION             GALAXY NUTRITIONAL FOODS, INC.


By:  /s/ Greg Gentry                      By:  /s/ Salvatore Furnari
     ----------------------------------      -----------------------------------
Print Name:  Greg Gentry                  Print Name:  Salvatore Furnari
           ----------------------------              ---------------------------
Print Title:  Portfolio Manager           Print Title:  Chief Financial Officer
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